Exhibit 31(i).2

Certification Pursuant to Rule 13a-14(a)/15d-14(a)

of the Securities Exchange Act of 1934

I, George O. Elston, certify that:

1. I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of Juniper Pharmaceuticals, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

/s/ George O. Elston
George O. Elston
Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)
DATE: April 22, 2016